Exhibit 4.2

NUMBER

GKKA

GRAMERCY CAPITAL CORP.



SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

CUSIP 384871 30 7

SEE REVERSE FOR CERTAIN DEFINITIONS

GRAMERCY CAPITAL CORP.

THIS CERTIFIES THAT

IS THE OWNER OF

Fully Paid and Non-Assessable Shares of the Series A Cumulative Redeemable Preferred Stock, $0.001 Par Value, of Gramercy Capital Corp.

transferable only on the books of the Corporation in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

CERTIFICATE OF STOCK

Dated:

COUNTERSIGNED AND REGISTERED:

THE BANK OF NEW YORK

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE


GRAMERCY CAPITAL CORP.
INCORPORATED
2004
MARYLAND

PRESIDENT

SECRETARY

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003

SALES: RICHARD JOHNS 516-731-2885

7 / LIVE JOBS / G / GRAMERCY 26749 FC

PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
PROOF OF: APRIL 13, 2007
GRAMERCY CAPITAL CORP.
TSB 26749 FC
OPERATOR: AP
NEW

COLORS SELECTED FOR PRINTING: Logo is in EPS format; Prints in Green PMS 3435. Intaglio prints in SC-3 dark green and black.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent. The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided in the Charter of the Corporation, (1) no Person may Beneficially Own or Constructively Own shares of Equity Stock in excess of 9.8% (in value or number) of the outstanding Capital Stock of the Corporation; or (2) there shall be no Transfer or other event that would cause a violation of the Ownership Limit, that would result in Equity Stock of the Corporation being Beneficially Owned by fewer than 100 persons or that would result in the Corporation’s being “closely held” under section 856(h) of the Code. Any Person who violates, or attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of, the above limitations must immediately notify the Corporation in writing. If the restrictions on transfer or ownership are violated, the shares of Equity Stock represented hereby will be automatically converted into shares of Excess Stock which will be held in trust for the benefit of one or more Charitable Beneficiaries as provided in the Charter. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio.All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate. NOTICE: PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003 SALES: RICHARD JOHNS 516-731-2885 7 / LIVE JOBS / G / GRAMERCY 26749 BK PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714 PROOF OF: APRIL 13, 2007 GRAMERCY CAPITAL CORP. TSB 26749 BK OPERATOR: AP NEW